                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                FORM 8-K/A-1

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:               December 30, 1997
                    ------------------------------------
                    (Date of the earliest event reported)



                      Home Products International, Inc.
                      ---------------------------------
           (Exact name of registrant as specified in its charter)






   Delaware                                  0-17237       36-4147027
   ----------------------------------------  ------------  ------------------
   (State or other jurisdiction of           (Commission   I.R.S. Employer
   Incorporation or organization)            File Number)  Identification No.




   4501 West 47th Street    Chicago, IL                    60632
   ----------------------------------------                ------------------
   (Address of principal executive offices)                (Zip Code)








Registrant's telephone number, including area code:        (773) 890-1010
                                                   ---------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Unless the context otherwise requires, references to (i) the "Company", and "HPI", are to Home Products International, Inc., a Delaware corporation, and its wholly owned subsidiaries, including Seymour, (ii) "Seymour" includes both Seymour Sales Corporation, and its wholly owned subsidiary, Seymour Housewares Corporation (including Seymour S.A. de C.V, a wholly owned subsidiary of Seymour Housewares Corporation), and (iii) the "Seymour Acquisition" is to the acquisition by the Company of all of the outstanding capital stock of Seymour, effective December 30, 1997.

     On December 30, 1997 pursuant to the Amended and Restated Agreement, (the "Purchase Agreement") among Seymour and Seymour's majority shareholder, an acquisition subsidiary of the Company was merged with and into Seymour Sales Corporation, then Seymour Sales Corporation was merged into Seymour Housewares Corporation, thereby Seymour Housewares Corporation became a wholly owned direct subsidiary of the Company. Seymour, originally founded in 1942, is a leading designer, manufacture, and marketer of consumer laundry care products, including ironing boards, ironing board pads and covers, and numerous related laundry care accessories.

     Subsequent to December 30, 1997 certain modifications have been made to the Purchase Agreement, as filed with the Company's Form 8-K dated January 13, 1998. The definition of "Escrowed Shares" in Section 1 - "Definitions", has been modified to reflect 328,000 shares. Section 2.5 - "Merger Consideration" was modified to reflect an additional cash payment in the amount of $.567 million and a reduction in the total number of HPI common shares issued as consideration to 1,320,700.

     The Company acquired Seymour for a total consideration of $100.7 million, consisting of $16.4 million in cash, $14.3 million in HPI common stock (1,320,700 shares), and the assumption of approximately $70.0 million of Seymour debt.

     The Company has entered into a credit agreement with General Electric Capital Corporation, ("GECC") dated as of December 30, 1997, ("the 12/30/97 Credit Agreement") which provides (i) a six year revolving credit facility providing up to $20.0 million of borrowings, subject to a borrowing base limitation, and including a letter of credit subfacility of up to $15.0 million
(ii) a six year $50.0 million senior term loan ("Term Loan A"), and (iii) an eight year $60.0 million senior term loan, ("Term Loan B"); (Term Loan A and B collectively are referred to herein as the "Term Loans"). Proceeds of the Term Loans were combined with the proceeds of a $10.0 million senior subordinated equity bridge note (the "12/30/97 Senior Subordinated Note") to finance the Seymour Acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

a)   Financial statements of business acquired.

         Seymour Sales Corporation, and its wholly owned subsidiary, Seymour Housewares Corporation.

     The following audited financial statements are filed herewith:

     SEYMOUR SALES CORPORATION and SUBSIDIARIES - AS OF AND FOR THE YEARS ENDED JUNE 30, 1997 AND 1996:

         Report of Ernst & Young LLP
         Consolidated Balance Sheets
         Consolidated Statements of Operations
         Consolidated Statements of Changes in Stockholder's Equity Consolidated Statements of Cash Flows
         Notes to the Consolidated Financial Statements

     SEYMOUR SALES CORPORATION and SUBSIDIARIES - AS OF AND FOR THE YEARS ENDED JUNE 30, 1996 AND 1995:

         Report of Ernst & Young LLP
         Consolidated Balance Sheets
         Consolidated Statements of Operations
         Consolidated Statements of Changes in Stockholder's Equity Consolidated Statements of Cash Flows
         Notes to the Consolidated Financial Statements

     The following unaudited financial statements are filed herewith:

     SEYMOUR SALES CORPORATION and SUBSIDIARIES - INTERIM FINANCIAL STATEMENTS

         Condensed Consolidated Balance Sheet as of December 27, 1997 Condensed Consolidated Statements of Operations for the Six Months Ended December 27, 1997 and December 28, 1996 Condensed Consolidated Statements of Cash Flows for the Six Months Ended December 27, 1997 and December 28, 1996
         Notes to the Condensed Consolidated Financial Statements

b)   Pro forma financial information.

     The following unaudited pro forma financial statements are filed herewith:

     HOME PRODUCTS INTERNATIONAL, INC :-

         Unaudited Pro Forma Condensed Combined Balance Sheet as of December 27, 1997
         Unaudited Pro Forma Condensed Combined Statement of Operations for the fifty-two weeks ended December 27, 1997
         Notes to the Unaudited Pro Forma Condensed Combined Financial
         Statements

                 Seymour Sales Corporation and Subsidiaries

                      Consolidated Financial Statements


                     Years ended June 30, 1997 and 1996




                                  CONTENTS


Report of Independent Auditors............................................   1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...............................................   2
Consolidated Statements of Operations.....................................   4
Consolidated Statements of Changes in Stockholders' Equity................   5
Consolidated Statements of Cash Flows.....................................   6
Notes to Consolidated Financial Statements................................   7


                       Report of Independent Auditors


Board of Directors
Seymour Sales Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheets of Seymour Sales Corporation and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seymour Sales Corporation and subsidiaries at June 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



                                             /s/ Ernst & Young LLP


August 15, 1997, except for Note 9
  as to which the date is August 25, 1997
  and Note 10, as to which the date is
  December 30, 1997

                  Seymour Sales Corporation and Subsidiaries

                         Consolidated Balance Sheets

                            (Dollars in thousands)


                                                         JUNE 30
                                                     1997     1996
                                                  -------------------
ASSETS
Current assets:
  Cash and cash equivalents                       $  1,529   $    713
  Accounts receivable, net (Note 2)                 15,897     16,762
  Income taxes recoverable                             346        346
  Inventories (Note 3)                              14,160     14,747
  Prepaid pension cost (Note 6)                        448          -
  Prepaid expenses and sundry                          450        623
                                                  -------------------
Total current assets                                32,830     33,191



Property and equipment (Note 4)                     12,512     14,868
Prepaid pension cost (Note 6)                            -        674
Intangible assets, less accumulated amortization
  (1997 - $17,701; 1996 - $13,055):
  Goodwill                                          48,127     49,554
  Non-compete                                        6,481      9,086
  Other                                              3,238      3,950
                                                  -------------------
                                                    57,846     62,590








                                                  -------------------
Total assets                                      $103,188   $111,323
                                                  ===================

                                                                   JUNE 30
                                                             1997           1996
                                                         ------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                        $  7,303        $  5,806
 Other liabilities and accrued expenses                     4,377           4,558
 Current maturity of long-term debt (Note 5)                4,488             571
 State and local taxes                                        434             584
 Deferred income taxes (Note 7)                               158              68
                                                         ------------------------
Total current liabilities                                  16,760          11,587

Long-term debt (Note 5)                                    71,813          83,201
Postretirement benefit plan (Note 6)                        2,969           2,640
Deferred income taxes (Note 7)                              2,881           3,045

Stockholders' equity (Note 8):
 Common Stock, $.0001 par value:
  Authorized shares - 750,000
  Issued shares - 153,608 in 1997 and 1996                      -               -
 Preferred Stock, $1 par value
  Authorized shares - 24,000
  Issued shares - 19,762 in 1997 and 1996                      20              20
 Common Stock warrants                                        400             400
 Additional paid-in capital                                26,168          26,168
 Retained earnings (deficit)                              (17,615)        (15,596)
                                                         ------------------------
                                                            8,973          10,992
 Less shares in treasury, at cost:
  Common Stock - 1,132 in 1997 and 819 in 1996
  Preferred Stock - 130 in 1997 and 89 in 1996               (208)           (142)
                                                         ------------------------
Total stockholders' equity                                  8,765          10,850
                                                         ------------------------
Total liabilities and stockholders' equity               $103,188        $111,323
                                                         ========================

See accompanying notes.

                  Seymour Sales Corporation and Subsidiaries

                    Consolidated Statements of Operations

                            (Dollars in thousands)


                                        YEARS ENDED JUNE 30
                                          1997        1996
                                       ---------------------
Sales (Note 1)                         $ 98,274    $ 105,532
Cost of products sold                    68,756       79,845
                                       ---------------------
Gross profit                             29,518       25,687

Operating expenses:
 Marketing and selling                   13,326       14,775
 General and administrative               5,312        6,775
 Research and development                   275          407
                                       ---------------------
                                         18,913       21,957
                                       ---------------------
Operating income                         10,605        3,730

Other expenses:
 Interest, net                            7,923        8,384
 Amortization of intangible assets        4,385        4,414
 Other                                       57          223
                                       ---------------------
                                         12,365       13,021
                                       ---------------------
Loss before income taxes                 (1,760)      (9,291)

Income taxes (Note 7)                       259        2,597
                                       ---------------------
Net loss                               $ (2,019)   $ (11,888)
                                       =====================


See accompanying notes.

                  Seymour Sales Corporation and Subsidiaries

          Consolidated Statements of Changes in Stockholders' Equity

                      Years ended June 30, 1997 and 1996

                            (Dollars in thousands)

                                                    COMMON    ADDITIONAL      RETAINED
                              COMMON   PREFERRED     STOCK     PAID-IN        EARNINGS      TREASURY
                               STOCK     STOCK     WARRANTS    CAPITAL        (DEFICIT)      STOCK       TOTAL
                             ---------------------------------------------------------------------------------
Balance at June 30, 1995     $    -      $  20      $ 400     $ 26,137       $  (3,708)      $ (20)    $22,829
Stock issued                      -          -          -           31               -           -          31
Purchase for treasury             -          -          -            -               -        (122)       (122)
Net loss                          -          -          -            -         (11,888)          -     (11,888)
                             ---------------------------------------------------------------------------------
Balance at June 30, 1996          -         20        400       26,168         (15,596)       (142)     10,850

Purchase for treasury             -          -          -            -               -         (66)        (66)
Net loss                          -          -          -            -          (2,019)          -      (2,019)
                             ---------------------------------------------------------------------------------
Balance at June 30, 1997     $    -      $  20      $ 400     $ 26,168       $ (17,615)      $(208)    $ 8,765
                             =================================================================================


See accompanying notes.

                  Seymour Sales Corporation and Subsidiaries

                    Consolidated Statements of Cash Flows

                            (Dollars in thousands)


                                                                   YEARS ENDED JUNE 30
                                                                    1997         1996
                                                                 ----------------------
OPERATING ACTIVITIES
Net loss                                                         $(2,019)      $(11,888)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Depreciation of property and equipment                            3,517          3,262
 Amortization of intangible assets                                 4,385          4,414
 Deferred income taxes                                               (74)         2,422
 Benefit applied to reduce goodwill                                  101            101
 Non-cash interest expense                                           306            357
 Changes in operating assets and liabilities:
   Accounts receivable                                               865          3,052
   Inventories                                                       587          3,216
   Prepaid expenses and sundry                                       173             79
   Prepaid pension cost                                              226            114
   Accounts payable and accrued liabilities                        1,317         (2,896)
   Other current assets and liabilities                             (150)           512
   Postretirement benefit plan                                       329            250
                                                                 ----------------------
Net cash provided by operating activities                          9,563          2,995

INVESTING ACTIVITIES
Purchases of property and equipment, net                          (1,161)        (2,595)
Other                                                                (10)          (127)
                                                                 ----------------------
Net cash used in investing activities                             (1,171)        (2,722)

FINANCING ACTIVITIES
Purchase of treasury stock                                           (66)          (122)
Proceeds from sale of Common and Preferred Stock                       -             31
Principal borrowing (repayment) on revolving credit note, net     (6,960)           850
Principal payment on other long-term debt                           (550)        (1,000)
Proceeds from long-term debt                                           -             48
                                                                 ----------------------
Net cash used in financing activities                             (7,576)          (193)
                                                                 ----------------------

Increase in cash and cash equivalents                                816             80

Cash and cash equivalents at beginning of year                       713            633
                                                                 ----------------------
Cash and cash equivalents at end of year                         $ 1,529       $    713
                                                                 ======================

See accompanying notes.

                 Seymour Sales Corporation and Subsidiaries

                 Notes to Consolidated Financial Statements

                                June 30, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

The consolidated financial statements include the accounts of Seymour Sales Corporation (SSC), its wholly owned subsidiary, Seymour Housewares Corporation
(SHC), and Seymour, S.A. de C.V., a wholly owned subsidiary of SHC, (collectively referred to as "the Company"). All significant intercompany balances and transactions have been eliminated. SSC is owned by Chase Capital Partners, members of management of the Company and others.

The Company designs, manufactures and markets a broad range of ironing boards, ironing board covers and pads, laundry accessories, juvenile gates and tote carts. The Company's customers are principally located throughout North America. Two of the Company's customers accounted for approximately 18% and 14%, respectively, of gross sales for the year ended June 30, 1997.

CASH AND CASH EQUIVALENTS

All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

FINANCIAL INSTRUMENTS

The Company's financial instruments generally consist of cash and cash equivalents, trade and other receivables, accounts payable and long-term debt. The fair value of the Company's fixed rate debt was estimated using discounted cash flow analyses based upon the Company's current incremental borrowing rates. The carrying amounts of these financial instruments approximated their fair value at June 30, 1997 and 1996.

INVENTORIES

Inventories are stated at the lower of cost, determined utilizing the first-in, first-out (FIFO) method, or market.

A reserve is maintained for obsolete inventory and shrinkage of inventory. This reserve is reviewed on a periodic basis during the year and at year end and is adjusted, if necessary, based upon historical experience, known problems and management's judgment. Actual write-offs of obsolete products are charged against the reserve as identified.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is calculated by the straight-line, half-year convention method at rates based upon the estimated useful lives of the assets as follows:


    Buildings                25 years
    Building improvements    10 years
    Machinery and equipment   5 years


All costs of major improvements to existing facilities or equipment are capitalized. The cost of repairs and maintenance to an existing asset that does not improve or extend the life of that respective asset is expensed as incurred.

INTANGIBLES

Goodwill is being amortized over 40 years and organization costs are being amortized over 5 years using the straight-line method. Debt issuance costs and noncompete agreements are being amortized over the lives of the agreements (ranging from 5-10 years) using the straight-line method.

The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, the Company assesses long-lived assets for impairment under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

SALES

Sales are presented in the income statement net of allowances for returns, cash discounts and freight out. Gross sales were $101,700,000 and $109,609,000 for the years ended June 30,1997 and 1996, respectively.

                  Seymour Sales Corporation and Subsidiaries

            Notes to Consolidated Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING

The Company expenses the production costs of advertising as incurred except for cooperative advertising where costs are expensed at the same time the related revenue is recognized. For the years ended June 30, 1997 and 1996, advertising expense totaled $3,042,000 and $3,819,000, respectively.

INCOME TAXES

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("FAS 109"). FAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities. These deferred taxes are measured by applying the provisions of tax laws in effect at the balance sheet date.

SHC joins with SSC in the filing of a consolidated federal income tax return. Substantially all current and deferred income tax expenses are allocated to SHC and subsidiary as the primary operating entities.

STOCK BASED COMPENSATION

The Company accounts for its stock compensation arrangements under requirements prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. In 1997, the Company adopted the disclosure provisions of Financial Accounting Standards Board Statement No. 123, Accounting for Stock Based Compensation. The Company has granted no new stock options or awards after July 1, 1995.

USE OF ESTIMATES

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



2. ACCOUNTS RECEIVABLE

A summary of accounts receivable at June 30 follows:

                                                    (Dollars in thousands)
                                                      1997          1996
                                                  ------------------------
   Trade accounts recievable                      $   19,937    $   20,477
   Less allowances:
     Doubtful accounts                                (1,059)       (1,026)
     Discounts and returns                              (629)         (571)
     Advertising                                      (2,352)       (2,118)
                                                  ------------------------
                                                  $   15,897    $   16,762
                                                  ========================



The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral for amounts outstanding.

3. INVENTORIES

A summary of inventories at June 30 follows:

                                                      (Dollars in thousands)
                                                         1997        1996
                                                       --------------------
   Raw materials                                       $ 4,113      $ 5,507
   Work-in-process                                       3,308        4,791
   Finished goods                                        8,370        6,428
                                                       --------------------
                                                        15,791       16,726
   Less allowance for obsolescence and shrinkage        (1,631)      (1,979)
                                                       --------------------
                                                       $14,160      $14,747
                                                       ====================

                 Seymour Sales Corporation and Subsidiaries

4. PROPERTY AND EQUIPMENT

A summary of property and equipment at June 30 follows:

                                             (Dollars in thousands)
                                                1997         1996
                                             ---------------------
Land                                         $    878      $   878
Buildings and improvements                      6,613        6,551
Machinery and equipment                        15,584       15,199
Capital leases                                    358          362
Construction in progress                          462            -
                                             ---------------------
                                               23,895       22,990
Less allowances for depreciation and
   amortization                               (11,383)      (8,122)
                                             ---------------------
                                             $ 12,512      $14,868
                                             =====================


5. LONG-TERM DEBT

Long-term debt at June 30 consisted of the following:

                                         (Dollars in thousands)
                                            1997        1996
                                          --------------------
Revolving Credit Note                     $ 6,390      $13,350
Senior Term Note                           51,000       51,000
Senior Subordinated Note                   19,000       19,000
Capital leases                                164          234
Other                                           -          480
                                          --------------------
                                           76,554       84,064
Less unamortized discount                    (253)        (292)
                                          --------------------
                                           76,301       83,772
Less current portion                       (4,488)        (571)
                                          --------------------
                                          $71,813      $83,201
                                          ====================

                 Seymour Sales Corporation and Subsidiaries

5. LONG-TERM DEBT (CONTINUED)

The Company has a Revolving Credit Note with its principal lenders, Jackson National Life Insurance Company, individually and as successor by merger to Jackson National Life Insurance Company of Michigan (collectively referred to as "JNL") which matures December 31, 2002. Under this Note, borrowings can be made once per week up to a maximum outstanding of $14.0 million, further limited to a percentage of eligible receivables and inventory. Interest is based on the lesser of (A) the three-month LIBOR (adjusted for any required reserve percentages) plus 3.0% or (B) a major bank prime lending rate plus 1.5%. Additionally, a commitment fee of .5% is paid on the unused revolver balance along with a 2% guarantee fee for the open letter of credit balance. The interest rate was 8.7% at June 30, 1997. Interest is payable monthly.

The Senior Term Note is held by JNL. This Note bears a variable interest rate based on the lower of the following: (A) the three-month LIBOR (adjusted for any required reserve percentages) plus 3.25% or (B) a major bank prime lending rate plus 1.75%. The interest rate was 9.0% at June 30, 1997. Interest is payable monthly. Required principal payments are $4.4 million beginning on June 30, 1998 and every six months thereafter through December 31, 1999. The required payment beginning on June 30, 2000 is $4.9 million every 6 months through December 31, 2001 followed by $6.9 million on June 30, 2002 and December 31, 2002. The Senior Term Note has a provision for optional prepayments and for mandatory excess cash flow prepayment. Certain optional prepayments result in a penalty. There is no mandatory excess cash flow prepayment for the period ended June 30, 1997.

The Senior Subordinated Note, held by JNL, has a fixed interest rate of 12% payable semi-annually in June and December. This Note has a maturity of December 31, 2004. The Note may be prepaid, in part or in whole, with penalty after December 31, 1996. The prepayment penalty in 1998 is 9% (unless certain criteria are met in which case the penalty is 4%) of the principal amount prepaid and decreases each year thereafter. JNL also holds warrants to purchase shares of common stock of SSC, as part of the Subordinated Note.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



5. LONG-TERM DEBT (CONTINUED)

The Revolving Credit Note, the Senior Term Note and the Senior Subordinated Note are collateralized by substantially all of SHC's assets and pledged stock of SSC. In addition, the debt agreements require maintenance of certain debt service ratios, limit additional borrowings, and require compliance with various other restrictive covenants. Modifications to certain of these covenants were made with agreements dated as of November 1, 1996.

Maturities of long-term debt are as follows: 1998, $4.5 million; 1999, $8.8 million; 2000, $9.3 million; 2001, $9.8 million; and 2002, $11.8 million; and thereafter, $32.4 million.

The Company paid interest of $7,732,000 and $8,088,000 for the years ended June 30, 1997 and 1996, respectively.

6. EMPLOYEE BENEFIT PLANS

PENSION PLAN

SHC has a defined benefit pension plan covering all of its employees working at its facilities in Seymour, Indiana. Plan benefits are based on years of service and earnings. Plan assets consist of equity securities, as well as government, corporate and other fixed-income obligations. SHC's policy is to fund the Plan based on tax funding requirements.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



6. EMPLOYEE BENEFIT PLANS (CONTINUED)

The funded status and amounts recognized in the consolidated balance sheets for the Plan at June 30, 1997 and 1996, were as follows:


                                                (Dollars in thousands)
                                                    1997      1996
                                                  ------------------
Actuarial present value of benefit obligations:
  Vested benefits                                 $ 7,052    $ 5,424
                                                  ==================
  Accumulated benefit obligation                  $ 7,052    $ 5,588
                                                  ==================

Projected benefit obligation                      $ 7,052    $ 8,312
Plan assets at fair value                           7,052      7,002
                                                  ------------------
Funded status                                           -     (1,310)
Unrecognized net loss                                 448      1,984
                                                  ------------------
Prepaid pension cost                              $   448    $   674
                                                  ==================


Net pension cost included the following components:


                                                (Dollars in thousands)
                                                    1997     1996
                                                   --------------
Service cost                                       $ 120    $ 485
Interest cost on projected benefit obligation        522      557
Actual return on plan assets                        (276)    (657)
Net amortization and deferral                       (140)     269
                                                   --------------
Net periodic pension cost                          $ 226    $ 654
                                                   ==============


The assumptions used in determining the pension expense and obligations were as follows:

                                                1997  1996
                                                ----------
         Rate of compensation increase          4.5%  4.5%
         Weighted-average discount rate         7.0%  7.5%
         Long-term rate of return on assets     7.0%  7.5%

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



6. EMPLOYEE BENEFIT PLANS (CONTINUED)

The Pension Plan Administrative Committee on August 7, 1996, resolved that the Pension Plan be frozen (resulting in no additional accumulation of benefits under the plan) effective September 30, 1996, and the Plan was terminated as of November 15, 1996. Accumulated benefits aggregating approximately $7,052,000 were fully vested for the eligible participants and assets of the Plan of $7,052,000 were utilized to purchase investments that earn approximately 6% interest to satisfy the pension obligation. Termination of the Pension Plan was approved by the Internal Revenue Service on July 21, 1997. Distribution of assets is expected to occur by October 1997. Anticipated expense related to the Plan for 1998 is expected to total $448,000, consisting entirely of settlement loss.

RETIREMENT SAVINGS PLAN

SHC has established a 401(k) savings plan named the "Seymour Housewares Corporation Savings Plan" (Savings Plan) effective as of January 7, 1993. All SHC employees who have completed certain minimum service requirements are eligible to participate in the Savings Plan. Participants may defer specified percentages of their compensation which the Company will match based upon a specified formula. The Savings Plan provides for participant elective investment of the deferred amounts in several funds. Company contributions charged to expense were $341,000 and $332,000 for the years ended June 30, 1997 and 1996, respectively.

Effective September 29, 1996, the Company amended its Savings Plan to provide an additional discretionary employer profit-sharing contribution equal to 3% of eligible compensation. For the year ended June 30, 1997, profit sharing expense was $347,000.

POSTRETIREMENT BENEFIT PLAN

SHC also sponsors a defined benefit plan that provides postretirement medical benefits and life insurance to full-time employees at the Seymour, Indiana facilities who have worked 10 years, attained age 55 while in service with the Company, and participated in the Company's health care plan for at least one year immediately preceding leaving the Company. The Plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The accounting for the Plan anticipates future cost-sharing changes to the written Plan that are consistent with the Company's expressed intent to increase the retiree contribution annually for the expected general inflation rate for that year. In addition, the Plan provides that the Company's share of benefit costs is limited to 150% of the 1991 benefit cost level. The

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



6. EMPLOYEE BENEFIT PLANS (CONTINUED)

Company's policy is to fund the cost of medical benefits and life insurance in amounts determined at the discretion of management.

The following table presents the Plan's funded status reconciled with amounts recognized in the Company's consolidated statement of financial position.


                                                  (Dollars in thousands)
                                                          JUNE 30
                                                      1997      1996
                                                    -----------------
Accumulated postretirement benefit obligation:
Retirees                                            $   808   $   983
Fully eligible active plan participants                 301       302
Other active plan participants                        1,314     1,456
                                                    -----------------
Accumulated postretirement benefit obligation
  in excess of plan assets                            2,423     2,741
Unrecognized net gain (loss)                            546      (101)
                                                    -----------------
Accrued postretirement benefit cost                 $ 2,969   $ 2,640
                                                    =================


Net periodic postretirement benefit cost includes the following components:

                                               (Dollars in thousands)
                                                   1997     1996
                                                  ---------------
Service cost                                      $  164   $  133
Interest cost                                        203      165
                                                  ---------------
Net periodic postretirement benefit cost          $  367   $  298
                                                  ===============


The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 14 percent and 15 percent for 1997 and 1996, respectively, and is assumed to decrease gradually (the assumed rate for 1998 is 13 percent) to 4 percent for 2003 and remain at that level thereafter. Increasing the assumed health care cost trend rates by one percentage point each year would not have a material effect on the accumulated postretirement benefit obligation or the aggregate of the service and interest cost components of net periodic postretirement benefit cost.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



6. EMPLOYEE BENEFIT PLANS (CONTINUED)

The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5 percent at both June 30, 1997 and 1996.

7. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of June 30 are as follows:

                                                  (Dollars in thousands)
                                                     1997       1996
                                                   -------------------
Deferred tax liabilities:
  Intangibles                                      $ 2,730     $ 2,665
  Prepaid pension                                      152         229
  Depreciation                                         151         151
  Other, net                                             6          68
                                                   -------------------
    Total deferred tax liabilities                   3,039       3,113
Deferred tax assets:
  Net operating loss carryforwards                   3,640       3,111
  Alternative minimum tax credit carryforwards          50          50
  Depreciation                                         523         317
  Health claims incurred but not reported              149         203
  Postretirement benefit obligation                  1,009         896
  Vacation pay                                         169         172
  Allowances related to receivables                    984       1,053
  Allowances related to inventories                    382         366
  Other, net                                           399         321
                                                   -------------------
                                                     7,305       6,489
  Valuation allowance for deferred tax assets       (7,305)     (6,489)
                                                   -------------------
    Total deferred tax assets                            -           -
                                                   -------------------
Net deferred tax liabilities                       $(3,039)    $(3,113)
                                                   ===================

At June 30, 1997, the Company has net operating loss carryforwards of $10,706,000 for income tax purposes that expire in 2010, 2011 and 2012, and alternative minimum tax credit carryforwards of $50,000 which may be carried forward indefinitely.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



7. INCOME TAXES (CONTINUED)

Significant components of the provision for income taxes for the years ended June 30 are as follows:

                                                (Dollars in thousands)
                                                   1997      1996
                                                  ----------------
Current:
  Federal                                         $   -    $  (222)
  State                                             102        282
  Foreign                                           130         14
                                                  ----------------
Total current                                       232         74

Deferred federal:
  Change in valuation allowance                     816      5,451
  Other                                            (890)    (3,029)
                                                  ----------------
Total deferred federal                              (74)     2,422

Benefit applied to reduce goodwill                  101        101
                                                  ----------------
                                                  $ 259    $ 2,597
                                                  ================

The effect of state income taxes, the increase in the valuation allowance and the benefit of excess tax-deductible goodwill amortization applied to reduce goodwill are the only significant reconciling differences between income tax expense for the periods and the amount of income tax expense that would result from applying the U.S. statutory rate to pretax income.

A deferred tax asset was established as a result of an acquisition in a previous year. For financial reporting purposes, a valuation allowance of $643,000 was recognized as of the acquisition date to offset this deferred tax asset. When realized, the tax benefit for this item will be applied to reduce goodwill related to the acquisition.

An income tax refund of approximately $223,000 was received in 1996.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



8. STOCKHOLDERS' EQUITY

Common stock consists of the following:



                               Shares
                         ------------------
                  Class  Authorized  Issued
                  -----  ----------  ------
                    A     250,000    142,008
                    B     250,000         --
                    C     250,000     11,600

The three classes of common stock are identical in all respects except voting rights. Holders of Class A Common are entitled to one vote per share on all matters submitted to stockholders for a vote; Class B holders receive one-quarter vote per share, except on certain critical issues (for which they receive one vote per share); and Class C holders have no voting rights. For the most part, any share of common stock may be converted into one share of common stock of either of the other classes of common stock.

Preferred stock consists of the following:


                               Shares
                         ------------------
                  Class  Authorized  Issued
                  -----  ----------  ------
                    A       4,000      2,372
                    B      20,000     17,390

The preferred stock has no voting rights and entitles the holder to receive dividends at the rate of 15% (Class A) or 13 1/4% (Class B) of liquidation value ($1,000 per share), payable in cash or additional shares of preferred stock. Dividends are payable only when declared, and any unpaid dividends accumulate and are compounded quarterly. No dividends were declared in the years ended June 30, 1997 or June 30, 1996. Cumulative preferred dividends in arrears were $8,379,000 and $4,877,000 as of June 30, 1997 and 1996, respectively. The preferred stock is redeemable at the option of SSC at any time.

In connection with the issuance of the Senior Subordinated Note, the lender received warrants to purchase approximately 31,500 shares of Class B common stock of SSC at any time through December 9, 2004 at a price of $.0033 per share. A portion of the proceeds of the Note issuance ($400,000) was assigned to the warrants, representing their estimated fair value at December 9, 1994.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)




8. STOCKHOLDERS' EQUITY (CONTINUED)

In connection with the formation of SSC, options to acquire approximately 7,987 shares of Class A common stock were granted to certain members of management. One-third of the options vest and become exercisable monthly over various periods ending June 30, 1999. Another third of the options vest and become exercisable over a five year period based on achievement of prescribed annual operating cash flow targets. The cash flow target for one of the four periods subsequent to January 7, 1993 was achieved. The final third vests and becomes exercisable if, and when, the cumulative return on investment to SSC's principal shareholder exceeds a specific threshold. As options vest, they become exercisable at $.01 per share. None of the vested options to acquire 4,833 shares of common stock had been exercised at June 30, 1997.

Compensation expense attributable to the options that vest over time has been measured by the difference between the fair value of the underlying shares at January 7, 1993 and the exercise price. This expense is being recognized ratably over the various periods ending June 30, 1999. Compensation expense with respect to the other groups of options will be recognized, if earned, in the periods that the related targets are met. The amount recognized as compensation expense for the years ended June 30, 1997 and 1996, totaled $57,000 and $39,000, respectively.

9. SUBSEQUENT EVENT - CONSOLIDATION

Subsequent to year-end, management recommended to the Board of Directors, and announced to the Company's employees, a plan to consolidate certain production operations during the year ended June 30, 1998. If enacted, one-time costs associated with this consolidation are estimated to range from $800,000 to $1,000,000. Management expects that future annual savings from this consolidation will exceed the one-time costs.

10. SUBSEQUENT EVENT - SALE OF THE COMPANY

On December 30, 1997, the stockholders of the Company entered into an agreement with Home Products International, Inc., a Delaware Corporation, ("HPI"), whereby HPI acquired all of the capital stock of the Company. Total consideration for the acquisition was $100,700,000 consisting of $16,400,000 in cash, $14,300,000 in stock (1,320,700 shares of HPI common stock), and the assumption of $70,000,000 of the Company's debt. HPI's common stock is publicly traded on the NASDAQ National Market(sm), under the ticker symbol HPII.

                 Seymour Sales Corporation and Subsidiaries

                      Consolidated Financial Statements


                     Years ended June 30, 1996 and 1995




                                  CONTENTS


Report of Independent Auditors............................................   1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...............................................   2
Consolidated Statements of Operations.....................................   4
Consolidated Statements of Changes in Stockholders' Equity................   5
Consolidated Statements of Cash Flows.....................................   6
Notes to Consolidated Financial Statements................................   7


                       Report of Independent Auditors


Board of Directors
Seymour Sales Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheets of Seymour Sales Corporation and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seymour Sales Corporation and subsidiaries at June 30, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                             /s/Ernst & Young LLP
                                             ----------------------------------

August 19, 1996, except for Note 6
  as to which the date is November 1, 1996

                  Seymour Sales Corporation and Subsidiaries

                         Consolidated Balance Sheets

                            (Dollars in thousands)


                                                          JUNE 30
                                                      1996       1995
                                                   --------------------
ASSETS
Current assets:
  Cash and cash equivalents                        $    713    $    633
  Accounts receivable, net (Note 3)                  16,762      19,814
  Income taxes recoverable (Note 8)                     346         594
  Inventories (Note 4)                               14,747      17,963
  Prepaid expenses and sundry                           623         702
  Deferred income taxes (Note 8)                          -       1,303
                                                   --------------------
Total current assets                                 33,191      41,009



Property and equipment (Note 5)                      14,868      15,535
Prepaid pension cost (Note 7)                           674         788
Intangible assets, less accumulated amortization
  (1996 - $12,241; 1995 - $7,827):
  Goodwill                                           49,554      50,867
  Non-compete                                         9,086      11,708
  Other                                               2,677       3,112
                                                   --------------------
                                                     61,317      65,687


Debt issuance costs, less accumulated amortization    1,273       1,561
  of (1996 - $814; 1995 - %552)



                                                   --------------------
Total assets                                       $111,323    $124,580
                                                   ====================

                                                                JUNE 30
                                                           1996         1995
                                                        ----------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                       $  5,806      $  8,840
 Other liabilities and accrued expenses                    4,558         4,420
 Current maturity of long-term debt (Note 6)                 571           975
 State and local taxes                                       584           321
 Deferred income taxes                                        68             -
                                                        ----------------------
Total current liabilities                                 11,587        14,556

Long-term debt (Note 6)                                   83,201        82,804
Postretirement benefit plan (Note 7)                       2,640         2,390
Deferred income taxes (Note 8)                             3,045         1,994
Other long-term liabilities                                    -             7

Stockholders' equity (Note 9):
 Common Stock, $.0001 par value:
  Authorized shares - 750,000
  Issued shares - 153,608 in 1996 and 154,333 in 1995          -             -
 Preferred Stock, $1 par value
  Authorized shares - 24,000
  Issued shares - 19,763 in 1996 and 19,740 in 1995           20            20
 Common Stock warrants                                       400           400
 Additional paid-in capital                               26,168        26,137
 Retained earnings (deficit)                             (15,596)       (3,708)
                                                        ----------------------
                                                          10,992        22,849
 Less shares in treasury, at cost:
  Common Stock - 819 in 1996 and 313 in 1995
  Preferred Stock - 77 in 1996 and 5 in 1995                (142)          (20)
                                                        ----------------------
Total stockholders' equity                                10,850        22,829
                                                        ----------------------
Total liabilities and stockholders' equity              $111,323      $124,580
                                                        ======================

See accompanying notes.

                  Seymour Sales Corporation and Subsidiaries

                    Consolidated Statements of Operations

                            (Dollars in thousands)


                                               YEARS ENDED JUNE 30
                                               1996           1995
                                             -----------------------
Sales                                        $105,532        $92,554
Cost of products sold (Note 1)                 79,845         67,288
                                             -----------------------
Gross profit                                   25,687         25,266

Operating expenses:
 Marketing and selling                         14,775         12,479
 General and administrative                     6,775          4,958
 Research and development                         407            435
                                             -----------------------
                                               21,957         17,872
                                             -----------------------
Operating income                                3,730          7,394

Other (income) expenses:
 Interest, net                                  8,384          7,394
 Amortization of intangible assets              4,414          3,657
 Other                                            223           (125)
                                             -----------------------
                                               13,021         10,926
                                             -----------------------
Loss before income taxes                       (9,291)        (3,532)

Income taxes (Note 8)                           2,597         (1,122)
                                             -----------------------
Net loss                                     $(11,888)       $(2,410)
                                             =======================


See accompanying notes.

                  Seymour Sales Corporation and Subsidiaries

          Consolidated Statements of Changes in Stockholders' Equity

                      Years ended June 30, 1996 and 1995

                            (Dollars in thousands)

                                                    COMMON    ADDITIONAL      RETAINED
                              COMMON   PREFERRED     STOCK     PAID-IN        EARNINGS      TREASURY
                               STOCK     STOCK     WARRANTS    CAPITAL        (DEFICIT)      STOCK       TOTAL
                             ---------------------------------------------------------------------------------
Balance at June 30, 1994     $    -      $   2      $ 255      $ 5,963       $  (1,298)     $  (12)   $  4,910
Conversion of Junior
 Subordinated Notes               -         18          -       17,334               -           -      17,352
Stock issued                      -          -        145        2,840               -           -       2,985
Purchase for treasury             -          -          -            -               -          (8)         (8)
Net loss                          -          -          -            -          (2,410)          -      (2,410)
                             ---------------------------------------------------------------------------------
Balance at June 30, 1995          -         20        400       26,137          (3,708)        (20)     22,829

Stock issued                      -          -          -           31               -           -          31
Purchase for treasury             -          -          -            -               -        (122)       (122)
Net loss                          -          -          -            -         (11,888)          -     (11,888)
                             ---------------------------------------------------------------------------------
Balance at June 30, 1996     $    -      $  20      $ 400      $26,168       $ (15,596)     $ (142)   $ 10,850
                             =================================================================================

See accompanying notes.

                  Seymour Sales Corporation and Subsidiaries

                    Consolidated Statements of Cash Flows

                            (Dollars in thousands)

                                                                              YEARS ENDED JUNE 30
                                                                              1996           1995
                                                                            -----------------------
OPERATING ACTIVITIES
Net loss                                                                    $(11,888)       $(2,410)
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
 Depreciation of property and equipment                                        3,262          2,542
 Amortization of intangible assets                                             4,414          3,657
 Deferred income taxes                                                         2,422           (885)
 Benefit applied to reduce goodwill                                              101             60
 Non-cash interest expense                                                       357          1,194
 Changes in operating assets and liabilities net of effects
  from purchase of Magla:
   Accounts receivable                                                         3,052         (5,099)
   Inventories                                                                 3,216         (5,975)
   Prepaid expenses and sundry                                                    79             31
   Prepaid pension cost                                                          114            430
   Accounts payable and accrued liabilities                                   (2,896)         3,380
   Other current assets and liabilities                                          512           (626)
   Postretirement benefit plan                                                   250            203
                                                                            -----------------------
Net cash provided by (used in) operating activities                            2,995         (3,498)

INVESTING ACTIVITIES
Net cash paid for acquired business                                                -        (42,841)
Purchases of property and equipment, net                                      (2,595)        (1,124)
Other                                                                           (127)           397
                                                                            -----------------------
Net cash used in investing activities                                         (2,722)       (43,568)

FINANCING ACTIVITIES
Purchase of treasury stock                                                      (122)            (8)
Proceeds from sale of Common and Preferred Stock                                  31          2,611
Principal borrowing on revolving credit note, net                                850         10,500
Principal payment on other long-term debt                                     (1,000)          (838)
Proceeds from long-term debt                                                      48         35,827
Debt issuance costs                                                                -         (1,022)
                                                                            -----------------------
Net cash provided by (used in) financing activities                             (193)        47,070
                                                                            -----------------------

Increase in cash and cash equivalents                                             80              4

Cash and cash equivalents at beginning of year                                   633            629
                                                                            -----------------------
Cash and cash equivalents at end of year                                    $    713        $   633
                                                                            =======================

See accompanying notes.

                 Seymour Sales Corporation and Subsidiaries

                 Notes to Consolidated Financial Statements

                                June 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

The consolidated financial statements include the accounts of Seymour Sales Corporation (SSC), its wholly owned subsidiary, Seymour Housewares Corporation
(SHC), and Seymour, S.A. de C.V., a wholly owned subsidiary of SHC, (collectively referred to as "the Company"). All significant intercompany balances and transactions have been eliminated. SSC is owned by Chase Capital Partners, members of management of the Company and others.

The Company designs, manufactures and markets a broad range of ironing boards, ironing board covers and pads, laundry accessories, juvenile gates and tote carts. The Company's customers are principally located throughout North America, without significant concentration in any one region or any one customer.

CASH AND CASH EQUIVALENTS

All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

FINANCIAL INSTRUMENTS

The Company's financial instruments generally consist of cash and cash equivalents, trade and other receivables, accounts payable and long-term debt. The fair value of the Company's fixed rate debt was estimated using discounted cash flow analyses based upon the Company's current incremental borrowing rates. The carrying amounts of these financial instruments approximated their fair value at June 30, 1996 and 1995.

INVENTORIES

Inventories are stated at the lower of cost, determined utilizing the first-in, first-out (FIFO) method, or market.

In December 1994, as part of the allocation of the acquisition purchase price (see Note 2), the Company wrote up the inventory acquired from original cost to the fair value in accordance with applicable accounting principles. This write up of inventory ($498,000) was charged to cost of goods sold in its entirety during the year ended June 30, 1995.

A reserve is maintained for obsolete inventory and shrinkage of inventory. This reserve is reviewed on a periodic basis during the year and at year end and is adjusted, if necessary, based upon historical experience, known problems and management's judgment. Actual write-offs of obsolete products are charged against the reserve as identified.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is calculated by the straight-line, half-year convention method at rates based upon the estimated useful lives of the assets as follows:


    Buildings                25 years
    Building improvements    10 years
    Machinery and equipment   5 years


All costs of major improvements to existing facilities or equipment are capitalized. The cost of repairs and maintenance to an existing asset that does not improve or extend the life of that respective asset is expensed as incurred.

INTANGIBLES

Goodwill is being amortized over 40 years and organization costs are being amortized over 5 years using the straight-line method. Debt issuance costs and noncompete agreements are being amortized over the lives of the agreements (ranging from 5-10 years) using the straight-line method.

The carrying amount of goodwill is reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying amount of the goodwill is reduced by the estimated shortfall of cash flows. In addition, the Company assesses long-lived assets for impairment under Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable.

SALES

Sales are presented in the income statement net of allowances for returns, cash discounts and freight out. Gross sales were $109,605,000 and $96,638,000 for the years ended June 30,1996 and 1995, respectively.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING

The Company expenses the production costs of advertising as incurred except for cooperative advertising where costs are expensed at the same time the related revenue is recognized. For the years ended June 30, 1996 and 1995, advertising expense totaled $3,819,000 and $4,000,000, respectively.

INCOME TAXES

The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("FAS 109"). FAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities. These deferred taxes are measured by applying the provisions of tax laws in effect at the balance sheet date.

USE OF ESTIMATES

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATION

Certain amounts in the 1995 financial statements have been reclassified to conform to the 1996 presentation.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



2.   ACQUISITIONS

In December 1994, SHC acquired the assets of Magla Products' (Magla) laundry products business and certain of its affiliates. Concurrently, 100% of the stock of Seymour, S.A. de C.V., formerly Magla Productos de Mexico, was acquired. The total purchase price was approximately $45,357,000 and consisted of cash ($42,841,000), 9,302 shares of common stock in SSC valued at $230,000, an earnout provision with guaranteed minimum payments, payable in 1995 through 1998, and related transaction costs. If payments in excess of the guaranteed minimum are required pursuant to the earnout provision, they will be accounted for as additional goodwill at the time of payment. The Company modified existing long-term debt agreements to obtain funding for this acquisition (see
Note 6). Pursuant to this acquisition, certain stockholders of SSC infused capital into the Company through the purchase of additional shares of Common and Preferred Stock.

The acquisition has been accounted for using the purchase method of accounting, and the net assets and results of operations are included in the consolidated financial statements from the acquisition date forward.

In June 1995, SHC acquired specific assets of Magla Metal Productos de Mexico, S.A. de C.V. of Monterey, Mexico, a manufacturer of ironing boards for $450,000. The acquisition was financed through the Company's working capital and was accounted for using the purchase method of accounting, resulting in a cost in excess of net assets acquired of $342,000.

                 Seymour Sales Corporation and Subsidiaries

3. ACCOUNTS RECEIVABLE

A summary of accounts receivable at June 30 follows:

                                     (Dollars in thousands)
                                        1996         1995
                                      --------------------
Trade accounts receivable             $20,477      $24,066
Other receivables                           -           39
Less allowances:
  Doubtful accounts                    (1,026)        (712)
  Discounts and returns                  (571)        (600)
  Advertising                          (2,118)      (2,979)
                                      --------------------
                                      $16,762      $19,814
                                      ====================

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral for amounts outstanding.

4. INVENTORIES

A summary of inventories at June 30 follows:

                                                    (Dollars in thousands)
                                                       1996         1995
                                                     --------------------
Raw materials                                        $ 5,507      $ 8,603
Work-in-process                                        4,791        3,021
Finished goods                                         6,428        7,083
                                                     --------------------
                                                      16,726       18,707
Less allowance for obsolescence and shrinkage         (1,979)        (744)
                                                     --------------------
                                                     $14,747      $17,963
                                                     ====================

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



5. PROPERTY AND EQUIPMENT

A summary of property and equipment at June 30 follows:

                                          (Dollars in thousands)
                                             1996         1995
                                           --------------------
Land                                       $   878      $   878
Buildings and improvements                   6,551        6,207
Machinery and equipment                     15,199       13,295
Capital leases                                 362          261
                                           --------------------
                                            22,990       20,641
Less allowances for depreciation and
  amortization                              (8,122)      (5,106)
                                           --------------------
                                           $14,868      $15,535
                                           ====================

6. LONG-TERM DEBT

In connection with the acquisition of Magla (see Note 2), the Company modified its long-term debt agreements to provide increased borrowings. Details of the revised amounts and terms are discussed below. Long-term debt at June 30 consisted of the following:

                               (Dollars in thousands)
                                  1996         1995
                                --------------------
Revolving Credit Note           $13,350      $12,500
Senior Term Note                 51,000       51,000
Senior Subordinated Note         19,000       19,000
Capital leases                      234          187
Other                               480        1,424
                                --------------------
                                 84,064       84,111
Less unamortized discount          (292)        (332)
                                --------------------
                                 83,772       83,779
Less current portion               (571)        (975)
                                --------------------
                                $83,201      $82,804
                                ====================

                 Seymour Sales Corporation and Subsidiaries

6. LONG-TERM DEBT (CONTINUED)

The Company has a Revolving Credit Note with its principal lenders, Jackson National Life Insurance Company, individually and as successor by merger to Jackson National Life Insurance Company of Michigan (collectively referred to as "JNL") which matures December 31, 2002. Under this Note, borrowings can be made once per week up to a maximum outstanding of $14.0 million, further limited to a percentage of eligible receivables and inventory. Interest is based on the lesser of (A) the three-month LIBOR (adjusted for any required reserve percentages) plus 3.0% or (B) a major bank prime lending rate plus 1.5%. Additionally, a commitment fee of .5% is paid on the unused revolver balance along with a 2% guarantee fee for the open letter of credit balance. The interest rate was 8.4% at June 30, 1996. Interest is payable monthly.

The Senior Term Note is held by JNL. This Note bears a variable interest rate based on the lower of the following: (A) the three-month LIBOR (adjusted for any required reserve percentages) plus 3.25% or (B) a major bank prime lending rate plus 1.75%. The interest rate was 8.7% at June 30, 1996. Interest is payable monthly. Required principal payments are $4.4 million beginning on June 30, 1998 and every six months thereafter through December 31, 1999. The required payment beginning on June 30, 2000 is $4.9 million every 6 months through December 31, 2001 followed by $6.9 million on June 30, 2002 and December 31, 2002. The Senior Term Note has a provision for optional prepayments and for mandatory excess cash flow prepayment. Certain optional prepayments result in a penalty. There is no mandatory excess cash flow prepayment for the period ended June 30, 1996.

The Senior Subordinated Note, held by JNL, has a fixed interest rate of 12% payable semi-annually in June and December. This Note has a maturity of December 31, 2004. The Note may be prepaid, in part or in whole, with penalty after December 31, 1996. The prepayment penalty in 1997 is 9% (unless certain criteria are met in which case the penalty is 4%) of the principal amount prepaid and decreases each year thereafter. JNL also holds warrants to purchase shares of common stock of SSC, as part of the Subordinated Note.

                 Seymour Sales Corporation and Subsidiaries

6. LONG-TERM DEBT (CONTINUED)

The Revolving Credit Note, the Senior Term Note and the Senior Subordinated Note are collateralized by substantially all of SHC's assets and pledged stock of SSC. In addition, the debt agreements require maintenance of certain debt service ratios, limit additional borrowings, and require compliance with various other restrictive covenants. Modifications to certain of these covenants were made with agreements dated as of November 1, 1996.

Maturities of long-term debt and capital leases are as follows: 1997, $.6 million; 1998, $4.5 million; 1999, $8.8 million; 2000, $9.3 million; and 2001,
$9.8 million.

The Company paid interest of $8,088,000 and $6,200,000 for the years ended June 30, 1996 and 1995, respectively.

7. EMPLOYEE BENEFIT PLANS

PENSION PLAN

SHC has a defined benefit pension plan covering all of its employees working at its facilities in Seymour, Indiana. Plan benefits are based on years of service and earnings. Plan assets consist of equity securities, as well as government, corporate and other fixed-income obligations. SHC's policy is to fund the Plan based on tax funding requirements.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



7. EMPLOYEE BENEFIT PLANS (CONTINUED)

The funded status and amounts recognized in the consolidated balance sheets for the Plan at June 30, 1996 and 1995, were as follows:

                                                       (Dollars in thousands)
                                                          1996       1995
                                                         ------------------
Actuarial present value of benefit obligations:
  Vested benefits                                        $ 5,424    $ 4,491
                                                         ==================
  Accumulated benefit obligation                         $ 5,588    $ 4,673
                                                         ==================

Projected benefit obligation                             $ 8,312    $ 7,434
Plan assets at fair value                                  7,002      6,320
                                                         ------------------
Funded status                                             (1,310)    (1,114)
Unrecognized net loss                                      1,984      1,902
                                                         ------------------
Prepaid pension cost                                     $   674    $   788
                                                         ==================

Net pension cost included the following components:

                                                   (Dollars in thousands)
                                                       1996     1995
                                                      --------------
Service cost                                          $ 485    $ 386
Interest cost on projected benefit obligation           557      419
Actual return on plan assets                           (657)    (690)
Net amortization and deferral                           269      316
                                                      --------------
Net periodic pension cost                             $ 654    $ 431
                                                      ==============

The assumptions used in determining the pension expense and obligations were as follows:



                                                1997  1996
                                                ----------
         Rate of compensation increase          4.5%  4.5%
         Weighted-average discount rate         7.5%  7.5%
         Long-term rate of return on assets     7.5%  7.0%

                 Seymour Sales Corporation and Subsidiaries

7. EMPLOYEE BENEFIT PLANS (CONTINUED)

The Pension Plan Administrative Committee on August 7, 1996, resolved that the Pension Plan be frozen (resulting in no additional accumulation of benefits under the plan) effective September 30, 1996, and terminated as of October 31, 1996. Accumulated benefits aggregating approximately $6,964,000 will be fully vested for the eligible participants and assets of the Plan of $6,933,000 will be utilized to purchase investments that earn approximately 6% interest to satisfy the pension obligation. It is anticipated that assets will be distributed to participants upon approval by the Internal Revenue Service which is projected by October 1997. Anticipated expense related to the Plan for 1997 is expected to total $674,000, consisting of net periodic pension expense of $224,000 and a settlement loss of $450,000.

MATCHING  SAVINGS PLAN

SHC has established a 401(k) savings plan named the "Seymour Housewares Corporation Savings Plan" (Savings Plan) effective as of January 7, 1993. All SHC employees who have completed certain minimum service requirements are eligible to participate in the Savings Plan. Participants may defer specified percentages of their compensation which the Company will match based upon a specified formula. The Savings Plan provides for participant elective investment of the deferred amounts in several funds. Company contributions charged to expense were $332,000 and $293,000 for the years ended June 30, 1996 and 1995, respectively.


POSTRETIREMENT BENEFIT PLAN

SHC also sponsors a defined benefit plan that provides postretirement medical benefits and life insurance to full-time employees at the Seymour, Indiana facilities who have worked 10 years, attained age 55 while in service with the Company, and participated in the Company's health care plan for at least one year immediately preceding leaving the Company. The Plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The accounting for the Plan anticipates future cost-sharing changes to the written Plan that are consistent with the Company's expressed intent to increase the retiree contribution annually for the expected general inflation rate for that year. In addition, the Plan provides that the Company's share of benefit costs is limited to 150% of the 1991 benefit cost level. The Company's policy is to fund the cost of medical benefits and life insurance in amounts determined at the discretion of management.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



7. EMPLOYEE BENEFIT PLANS (CONTINUED)

The following table presents the Plan's funded status reconciled with amounts recognized in the Company's consolidated statement of financial position.

                                                       (Dollars in thousands)
                                                              JUNE 30
                                                          1996        1995
                                                         ------------------
Accumulated postretirement benefit obligation:
Retirees                                                 $  983      $  778
Fully eligible active plan participants                     302         262
Other active plan participants                            1,456       1,178
                                                         ------------------
Accumulated postretirement benefit obligation
  in excess of plan assets                                2,741       2,218
Unrecognized net gain (loss)                               (101)        172
                                                         ------------------
Accrued postretirement benefit cost                      $2,640      $2,390
                                                         ==================

Net periodic postretirement benefit cost includes the following components:

                                                     (Dollars in thousands)
                                                         1996     1995
                                                         -------------
Service cost                                             $133     $116
Interest cost                                             165      151
                                                         -------------
Net periodic postretirement benefit cost                 $298     $267
                                                         =============

The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 15 percent and 16 percent for 1996 and 1995, respectively, and is assumed to decrease gradually to 4 percent for 2002 and remain at that level thereafter. Increasing the assumed health care cost trend rates by one percentage point each year would not have a material effect on the accumulated postretirement benefit obligation or the aggregate of the service and interest cost components of net periodic postretirement benefit cost.

The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5 percent at both June 30, 1996 and 1995.

                 Seymour Sales Corporation and Subsidiaries

           Notes to Consolidated Financial Statements (continued)



8. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of June 30 are as follows:

                                                        (Dollars in thousands)
                                                           1996       1995
                                                         -------------------
Deferred tax liabilities:
  Intangibles                                            $ 2,665     $ 2,724
  Prepaid pension                                            229         453
  Depreciation                                               151          24
  Other, net                                                  68          73
                                                         -------------------
    Total deferred tax liabilities                         3,113       3,274
Deferred tax assets:
  Net operating loss carryforwards                         3,111         459
  Alternative minimum tax credit carryforwards                50         303
  Depreciation                                               317           -
  Health claims incurred but not reported                    203         197
  Postretirement benefit obligation                          896         813
  Vacation pay                                               172         171
  Allowances related to receivables                        1,419       1,049
  Other, net                                                 321         629
                                                         -------------------
                                                           6,489       3,621
  Valuation allowance for deferred tax assets             (6,489)     (1,038)
                                                         -------------------
    Total deferred tax assets                                  -       2,583
                                                         -------------------
Net deferred tax liabilities                             $(3,113)    $  (691)
                                                         ===================


At June 30, 1996, the Company has net operating loss carryforwards of $9,150,000 for income tax purposes that expire in 2010 and 2011, and alternative minimum tax credit carryforwards of $50,000 which may be carried forward indefinitely.

                 Seymour Sales Corporation and Subsidiaries

8. INCOME TAXES (CONTINUED)

Significant components of the provision for income taxes for the years ended June 30 are as follows:

                                                   (Dollars in thousands)
                                                      1996       1995
                                                   --------------------
Current:
  Federal                                          $  (222)     $  (227)
  State                                                282         (153)
  Foreign                                               14           83
                                                   --------------------
Total current                                           74         (297)

Deferred federal:
  Change in valuation allowance                      5,451           70
  Other                                             (3,029)        (955)
                                                   --------------------
Total deferred federal                               2,422         (885)

Benefit applied to reduce goodwill                     101           60
                                                   --------------------
                                                   $ 2,597      $(1,122)
                                                   ====================


The effect of state income taxes, the increase in the valuation allowance and the benefit of excess tax-deductible goodwill amortization applied to reduce goodwill are the only significant reconciling differences between income tax expense for the periods and the amount of income tax expense that would result from applying the U.S. statutory rate to pretax income.

A deferred tax asset was established as a result of an acquisition in a previous year. For financial reporting purposes, a valuation allowance of $643,000 was recognized as of the acquisition date to offset this deferred tax asset. When realized, the tax benefit for this item will be applied to reduce goodwill related to the acquisition.

Income tax refunds received in 1996 were approximately $223,000 while income taxes paid for 1995 were approximately $350,000.

                 Seymour Sales Corporation and Subsidiaries

9. STOCKHOLDERS' EQUITY

Common stock consists of the following:


                               Shares
                         ------------------
                  Class  Authorized  Issued
                  -----  ----------  ------
                    A     250,000    142,008
                    B     250,000         --
                    C     250,000     11,600


The three classes of common stock are identical in all respects except voting rights. Holders of Class A Common are entitled to one vote per share on all matters submitted to stockholders for a vote; Class B holders receive one-quarter vote per share, except on certain critical issues (for which they receive one vote per share); and Class C holders have no voting rights. For the most part, any share of common stock may be converted into one share of common stock of either of the other classes of common stock.

Preferred stock consists of the following:



                               Shares
                         ------------------
                  Class  Authorized  Issued
                  -----  ----------  ------
                    A       4,000      2,357
                    B      20,000     17,316

The preferred stock has no voting rights and entitles the holder to receive dividends at the rate of 15% (Class A) or 13 1/4% (Class B) of liquidation value ($1,000 per share), payable in cash or additional shares of preferred stock. Dividends are payable only when declared, and any unpaid dividends accumulate and are compounded quarterly. No dividends were declared in the years ended June 30, 1996 or June 30, 1995. Cumulative preferred dividends in arrears were $4,877,000 and $1,825,000 as of June 30, 1996 and 1995, respectively. The preferred stock is redeemable at the option of SSC at any time.

In connection with the issuance of the Senior Subordinated Note, the lender received warrants to purchase approximately 31,500 shares of Class B common stock of SSC at any time through December 9, 2004 at a price of $.0033 per share. A portion of the proceeds of the Note issuance ($400,000) was assigned to the warrants, representing their estimated fair value at December 9, 1994, the effective date of the debt modification (see Note 6).

                 Seymour Sales Corporation and Subsidiaries

9. STOCKHOLDERS' EQUITY (CONTINUED)

In connection with the formation of SSC, options to acquire approximately 17,650 shares of Class A common stock were granted to certain members of management. One-third of the options vest and become exercisable monthly over a 60-month period beginning on January 7, 1993. Another third of the options vest and become exercisable over a five year period based on achievement of prescribed annual operating cash flow targets. The cash flow target for one of the four periods subsequent to January 7, 1993 was achieved. The final third vests and becomes exercisable if, and when, the cumulative return on investment to SSC's principal shareholder exceeds a specific threshold. As options vest, they become exercisable at $.01 per share. None of the vested options to acquire 4,533 shares of common stock had been exercised at June 30, 1996.

Compensation expense attributable to the options that vest over time has been measured by the difference between the fair value of the underlying shares at January 7, 1993 and the exercise price. This expense is being recognized ratably over the 60-month period. Compensation expense with respect to the other groups of options will be recognized, if earned, in the periods that the related targets are met. The amount recognized as compensation expense for the years ended June 30, 1996 and 1995, totaled $39,000 and $44,000, respectively.

10. RELATED PARTY TRANSACTIONS

During the year ended June 30, 1995, specific assets of Magla Metal Productos de Mexico, S. A. de C.V. (Magla Metals) were acquired (see Note 2). Magla Metals is an affiliate of Herbert Glatt, a director of the Company.

                 SEYMOUR SALES CORPORATION and SUBSIDIARIES

                  INTERIM FINANCIAL STATEMENTS - UNAUDITED




                                  CONTENTS




Condensed Consolidated Balance Sheet as of December 27, 1997...............  2

Condensed Consolidated Statements of Operations for the Six Months Ended
  December 27, 1997 and December 28, 1996..................................  3

Condensed Consolidated Statements of Cash Flows for the Six Months Ended
  December 27,  1997 and December 28, 1996.................................  4

Notes to Interim Financial Statements......................................  5


                 SEYMOUR SALES CORPORATION AND SUBSIDIARIES.

                    CONDENSED CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)
                               (IN THOUSANDS)



                                                                   AS OF
                                                                DECEMBER 27,
                     ASSETS                                         1997
                                                                    ----
Current assets:
  Cash and cash equivalents........................              $  1,696
  Accounts receivable, net.........................                12,386
  Inventories, net.................................                11,598
  Prepaid expenses and other current assets........                   333
                                                                 --------
    Total current assets...........................                26,013
Property, plant and equipment, net.................                12,121
Intangible and other assets........................                55,676
                                                                 --------
TOTAL ASSETS.......................................              $ 93,810
                                                                 ========
      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term obligations......              $     87
  Accounts payable.................................                 5,032
  Accrued liabilities..............................                11,267
                                                                 --------
    Total current liabilities......................                16,386
                                                                 --------
Long-term obligations - net of current maturities                  69,916
Other long-term obligations........................                 6,270
Stockholders' equity
  Common Stock.....................................                     -
  Preferred Stock..................................                    20
  Additional paid-in capital.......................                26,568
  Retained earnings................................               (25,102)
  Common Stock held in treasury - at cost..........                  (248)
                                                                 --------
    Total stockholders' equity.....................                 1,238
                                                                 --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........              $ 93,810
                                                                 ========

The accompanying notes are an integral part of the financial statements.

                 SEYMOUR SALES CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
      FOR THE SIX MONTHS ENDED DECEMBER 27, 1997 AND DECEMBER 28, 1996
                                 (UNAUDITED)
                               (IN THOUSANDS)




                                                  Six               Six
                                              Months Ended      Months Ended
                                              December 27,       December 28,
                                                  1997              1996
                                                  ----              ----
Net sales...................                    $41,771           $43,203
Cost of goods sold..........                     32,862            32,665
                                                -------           -------
  Gross profit..............                      8,909            10,538
Operating expenses..........                      9,480             4,350
                                                -------           -------
  Operating (loss) profit...                       (571)            1,188


Interest (expense)..........                     (3,708)           (4,047)
Other income (expense)......                     (3,150)               32
                                                -------           -------


>Loss before  income taxes                       (7,429)           (2,827)
Income tax expense..........                         58                56
                                                -------           -------
Net loss....................                    $(7,487)          $(2,883)
                                                =======           =======

The accompanying notes are an integral part of the financial statements.

                 SEYMOUR SALES CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)
                               (IN THOUSANDS)

                                                         Six          Six
                                                        Months       Months
                                                        Ended        Ended
                                                     December 27,  December 28,
                                                        1997          1996
                                                        ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..........................................  $(7,487)      $(2,883)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization...................    4,129         4,089
    Changes in assets and liabilities:
      Decrease in accounts receivable...............    3,511         4,984
      Decrease in inventories.......................    2,563         2,981
      Decrease in prepaids and other assets.........    2,620         2,420
      Increase (decrease) in accounts payable and
        accrued liabilities.........................    4,029        (1,559)
    Other operating activities, net.................   (1,303)       (1,862)
                                                      -------       -------
NET CASH PROVIDED BY OPERATING ACTIVITIES...........    8,062         8,170
                                                      -------       -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net.........................   (1,556)         (310)
                                                      -------       -------
NET CASH USED FOR INVESTING ACTIVITIES..............   (1,556)         (310)
                                                      -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in debt..................................   (6,339)       (6,927)
                                                      -------       -------
NET CASH USED FOR  FINANCING ACTIVITIES.............   (6,339)       (6,927)
                                                      -------       -------
  Net increase in cash and cash
    equivalents.....................................      167           933
  Cash and cash equivalents at beginning of year....    1,529           713
                                                      -------       -------
  Cash and cash equivalents at end of year..........  $ 1,696       $ 1,646
                                                      =======       =======

The accompanying notes are an integral part of the financial statements.

                  SEYMOUR SALES CORPORATION AND SUBSIDIARIES

                  NOTES TO THE INTERIM FINANCIAL STATEMENTS
                                (IN THOUSANDS)


NOTE 1. Unless the context otherwise requires, the reference to the "Company", is to Seymour Sales Corporation, its wholly owned subsidiary, Seymour Housewares Corporation, and Seymour S.A. de C.V., a wholly owned subsidiary of Seymour Housewares Corporation. All significant intercompany balances and transactions have been eliminated.

The Company designs, manufactures, and markets a broad range of ironing boards, ironing board covers and pads, laundry accessories, juvenile gates and tote carts.

The unaudited condensed consolidated interim financial statements included herein as of December 27, 1997 and for the six months ended December 27, 1997 and December 28, 1996 reflect, in the opinion of the Company, all adjustments (which include only normal recurring accruals) necessary for the fair presentation of the financial position, the results of operations, and cash flows. The results of the interim periods are not necessarily indicative of results to be expected for the full year.

NOTE 2. Inventories are stated at the lower of cost, determined using the first-in, first-out (FIFO) method, or market. A reserve is maintained for obsolete inventory and shrinkage of inventory. This reserve is reviewed on a periodic basis during the year and at year end is adjusted, if necessary, based upon historical experience, known problems and management's judgment. Actual write-offs of obsolete products are charged against the reserve as identified.

NOTE 3. Within the six month interim period ended December 27, 1997, in connection with the termination of the Company's defined benefit plan, (the plan was terminated in November 1996, and the termination was approved by the Internal Revenue Service on July 21, 1997), the Company recorded a charge to Other Expense of approximately $550. Distribution of the plan assets to the participants was completed in December 1997. Also included within the six month interim period ended December 27, 1997, the Company recorded a charge to Other Expense, of approximately $2,600, related to consolidation and disposal of certain manufacturing facilities.

NOTE 4. Effective July 1, 1997 the Company changed its method of computing depreciation expense, from a "half-year" convention to a "month placed in service" convention. The effect of this change was to increase 1997 depreciation expense by $233.

NOTE 5. Subsequent Event. On December 30, 1997, the stockholders of the Company entered into an agreement with Home Products International, Inc., a Delaware Corporation, ("HPI"), whereby HPI acquired acquire all of the capital stock of the Company. Total consideration for the acquisition was $100,700 consisting of $16,400 in cash, $14,300 in stock (1,320,700 shares of HPI common stock), and the assumption of $70,000 of the Company's debt. HPI's common stock is publicly traded on the NASDAQ National Marketsm, under the ticker symbol, HPII.

                       HOME PRODUCTS INTERNATIONAL, INC

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS




                                   CONTENTS




Unaudited Pro Forma Condensed Combined Balance Sheet as of
  December 27, 1997.....................................................    2

Unaudited Pro Form Condensed Combined  Statement of Operations for
  the fifty-two weeks ended December 27, 1997...........................    3

Notes to Unaudited Pro Forma Condensed Combined Financial Statements....    4

                      HOME PRODUCTS INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE AMOUNTS)





                                                     HPI                SEYMOUR                                Company
                                                 Historical           Historical                                Total
                                                December 27,         December 27,           Pro Forma       December 27,
                                                    1997                1997              Adjustments            1997
                                                    ----                ----              -----------            ----
                  ASSETS
Current assets:
  Cash and cash equivalents..................    $   583             $  1,696              $    512  (c)        $  2,791
  Accounts receivable, net...................     20,882               12,386                     -               33,268
  Inventories, net...........................     12,797               11,598                     -               24,395
  Prepaid expenses and other current assets..        428                  333                    25  (t)             786
                                                 -------             --------              --------             --------
    Total current assets.....................     34,690               26,013                   537               61,240
Property, plant and equipment, net...........     28,380               12,121                                     40,051
Deferred tax asset...........................      1,966                    -                     -                1,966
Intangible and other assets..................     34,307               55,676                31,348  (a)         120,797
                                                 -------             --------                                   --------
                                                                                               (534) (b)
                                                                                           --------
TOTAL ASSETS.................................    $99,343             $ 93,810              $ 31,351             $224,504
                                                 =======             ========              ========             ========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations    $ 3,850             $     87              $  2,650  (d)        $  6,587
  Accounts payable...........................      9,663                5,032                     -               14,696
  Accrued liabilities........................     12,913               11,267                (1,195) (u)          23,246
                                                                                                261
                                                 -------             --------              --------             --------
    Total current liabilities................     26,426               16,386                 1,716               44,529
                                                 -------             --------              --------             --------
Long-term obligations - net of current
  maturities                                      30,700               69,916                18,393  (f)         119,009
Other long-term liabilities..................          -                6,270                     -                6,270
Stockholders' equity
  Common Stock...............................         67                    -                    13  (g)              80
  Additional paid-in capital.................     33,957               26,340                14,267  (g)          48,223
                                                                                            (26,340) (h)
  Retained earnings..........................      8,616              (25,102)               25,102  (h)           6,816
  Common Stock held in treasury - at cost....       (264)                   -                (1,800) (u)            (264)
  Currency translation adjustments...........       (159)                   -                                       (159)
                                                 -------             --------              --------             --------
    Total stockholders' equity...............     42,216                1,238                11,242               56,696
                                                 -------             --------              --------             --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...    $99,343             $ 93,810              $ 31,351             $224,504
                                                 =======             ========              ========             ========

The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                   HPI                SEYMOUR
                                               Historical           Historical           Pro Forma          Company Total
                                           December 27, 1997    December 27, 1997       Adjustments       December 27, 1997
                                           -----------------    -----------------       -----------       -----------------
Net sales................................      $129,324             $92,963               $                   $222,287
Cost of goods sold.......................        88,888              69,121                  (221) (i)         157,788
                                               --------             -------               -------             --------
     Gross profit........................        40,436              23,842                   221               64,499
Operating Expenses.......................        27,688              19,316                (1,300) (j)          46,567
                                               --------             -------                                   --------
                                                                                              875  (m)
                                                                                              (12) (i)
                                                                                          -------
     Operating profit....................        12,748               4,526                   658               17,932


Interest (expense).......................        (5,152)             (7,584)                 (533) (k)         (13,269)
Other income (expense)...................            70                (550)  (n)                               (3,282)
                                               --------              (2,600)  (o)         -------             --------
                                                                       (202)  (p)
                                                                    -------
Earnings (loss) before income taxes
  and extraordinary items                         7,666              (6,410)                  125                1,381

Income tax expense (benefit) before
  change in valuation allowance..........         3,489                 260                (3,197) (l)             552
Change in Valuation Allowance............        (3,143)                  -                     -               (3,143)
                                               --------             -------               -------             --------
Total income tax expense (benefit)                  346                 260                (3,197)              (2,591)

Earnings (loss) before extraordinary item         7,320              (6,670)                3,322                3,972

Extraordinary item, net of tax                        -                   -                 1,800  (u)           1,800
                                               --------             -------               -------             --------

Net earnings (loss)......................      $  7,320             $(6,670)              $ 1,522             $  2,172
                                               ========             =======               =======             ========

Net earnings per common share - Basic....      $   1.35  (q)                                                  $   0.32  (r)
                                               ========                                                       ========

Net earnings per common share - Dilute...      $   1.29  (q)                                                  $   0.31  (s)
                                               ========                                                       ========


The accompanying notes are an integral part of the financial statements.

                       HOME PRODUCTS INTERNATIONAL, INC.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

     The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of December 27, 1997 gives effect to the Seymour Acquisition and the related financing as if each had occurred on December 27, 1997. The Unaudited Pro Forma Condensed Combined Statement of Operations for fiscal 1997 gives effect to the Seymour Acquisition and the related financing as if each occurred on December 29, 1996.

     The pro forma data does not purport to represent what the Company's actual results of operations or financial position would have been had such transactions occurred on such dates. The pro forma statement of operations also does not purport to project the results of operations of the Company for the current year or for any other period.

     Pro forma adjustments relating to the Seymour Acquisition and the related financing are as follows:

(a) Reflects the Seymour Acquisition for a total purchase price of $100,700 consisting of $16,400 in cash, $14,300 in HPI common stock (1,320,700 shares), and the assumption of approximately $70,000 of Seymour's debt.
     The Seymour Acquisition was accounted for as a purchase, and therefore, the purchase price will be allocated to the assets and liabilities assumed based upon their fair values. Certain transaction fees and expenses totaling $1,600 that were incurred in connection with the Seymour Acquisition are included in the excess of purchase price over the fair value of net assets acquired (goodwill). The preliminary pro forma calculation of the excess of the purchase price over the net fair value of assets acquired is $35,000, which will be amortized over forty years.

(b) Deferred financing fees paid at closing in connection with the Seymour Acquisition were $2,461, and will be amortized over the weighted average life of the Term Loans and the 12/30/97 Senior Subordinated Note. Additionally, as a result of obtaining the 12/30/97 Credit Agreement entered into in connection with the Seymour Acquisition the Company was required to write-off deferred financing fees related to prior debt agreements, which totaled $2,995.

(c) Reflects the cash flows in connection with the Seymour Acquisition and the related financing (as shown in the table below) through the receipt of
     (i) $110.0 million of proceeds from the Term Loans, and (ii) $10.0 million of proceeds from the 12/30/97 Senior Subordinated Note. The Company also entered into a revolving line of credit facility in connection with the financing agreement related to the Seymour Acquisition; however, none of the available funds were required to be utilized in connection with the Seymour Acquisition.

                                                                 (in thousands)
                                                                 --------------
       Proceeds from the Term Loans.............................    $110,000
       Proceeds from the 12/30/97 Senior Subordinated Note......      10,000
       Cash portion of Seymour purchase price...................     (16,400)
       Payment of transaction fees and expenses.................      (2,323)
       Repayment of Seymour long-term debt......................     (70,000)
       Payment of accrued interest on Seymour long-term debt....      (1,547)
       Refinance of HPI debt....................................     (29,218)
                                                                    --------
       Excess cash at time of closing...........................    $    512
                                                                    ========

                       HOME PRODUCTS INTERNATIONAL, INC.

   NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                                 (IN THOUSANDS)


(d) Adjusts the current portion of long-term debt to reflect the financing entered into as a part of the Seymour Acquisition.

(e) Represents accruals established for financing fees and expenses incurred as of the date of the Seymour Acquisition, but not paid as of such date.

(f) Reflects additional debt incurred in connection with the Seymour Acquisition. A total of $5,600 of the Term Loans were classified as current.

(g) Reflects the issuance of 1,320,700 shares of HPI common stock at a value of $10.81 per share (as calculated per the acquisition agreement) to the Seymour stockholders as partial consideration for the Seymour Acquisition.

(h)  Reflects the elimination of Seymour's equity accounts.

(i) Subsequent to June 30, 1997 Seymour changed its accounting method for the calculation of depreciation of fixed assets. Prior to the change, Seymour used a half-year convention in the first year of the asset's life, and then changed methods to calculate depreciation based upon the month the asset was first placed in service. HPI's policy for depreciation is to use the half-year convention for all asset's first year in service. To adjust Seymour's historical statements to properly reflect HPI's accounting method, depreciation expense charged to Cost of Goods Sold must be reduced by $221, and Operating Expenses must be reduced by $12. Additionally, Seymour charged a full year of amortization expense within the six month period ended December 27, 1997 on certain intangible assets with one year remaining on their useful life as of June 30, 1997. The impact of this was $115 recorded to operating expense.

(j) As a result of certain inherent synergies created upon the Seymour Acquisition, the Company was able to consolidate Seymour's sales, marketing, and R&D functions with those of existing HPI companies, and therefore terminated ten Seymour employees. The elimination of overlapping functions was one of the many direct catalysts to the Seymour Acquisition. The termination of the ten Seymour employees occurred within one month of the Seymour Acquisition. The wages and benefits paid to these employees in the comparable period in 1997 was $1,300. Had the Seymour Acquisition taken place on December 29, 1996 Seymour would have realized $1,300 less in Operating Expenses related to the wages and benefits associated with these terminated employees.

(k) The weighted average interest rate on HPI's preacquisition debt was approximately 1.5% lower than the weighted average interest rate on Seymour's preacquisition debt. This resulted a savings of $1,125 when HPI's interest rates were applied to Seymour's preacquisition debt balances. Additional savings were obtained as a result of lower weighted average interest rates obtained by HPI in the 12/30/97 credit agreement in connection with the Seymour Acquisition, and coupled with the elimination of deferred financing fees on Seymour's debt, a savings of $421 was realized. The savings were offset by interest expense on the additional debt required to finance the Seymour Acquisition in the amount of $2,079. ($1,125 + $421 - $2,079 = $(533))

(l) The pro forma income tax expense (benefit), prior to change in the valuation allowance, is computed by applying an estimated combined federal and state statutory rate of 40%, the Company's estimated future affective tax rate.

(m) Reflects increased goodwill amortization expenses recorded as a result of the Seymour Acquisition. Goodwill will be amortized over forty years.

(n) This amount represents the write off of a prepaid pension asset that was eliminated upon the termination of Seymour's defined benefit pension plan.

                       HOME PRODUCTS INTERNATIONAL, INC.

   NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (CONTINUED)
                                 (IN THOUSANDS)


(o) This amount represents expenses estimated to be incurred in connection with Seymour's plans to consolidate and dispose of certain manufacturing operations. These plans provide for the consolidation of operating facilities from five operating facilities to three.

(p)  No single item within in this balance was significant.

(q) Weighted average shares outstanding used in the calculation of Net earnings per common share - Basic were 5,436. Weighted average shares outstanding used in the calculation of Net earnings per common share - Diluted were 5,682.

(r) Weighted average shares outstanding used in the calculation of net earnings per common share - Diluted reflect the shares issued in connection with the Seymour Acquisition of 1,321. As such the number of shares used in the calculation of Net earnings per common share - Diluted was 6,757.

(s) Weighted average shares outstanding used in the calculation of net earnings per common share - Duluted reflect the shares issued in connection with the Seymour Acquisition of 1,321. As such the number of shares used in the calculation of Net earnings per common share - Diluted was 7,003.

(t) Amount represents payment of the annual maintenance fee associated with the 12/30/97 Credit Agreement.

(u) As a result of obtaining the 12/30/97 Credit Agreement entered into in connection with the Seymour Acquisition the Company was required to write-off deferred financing fees related to prior debt agreements. The $1,800 recorded is net of $1,195 of tax benefit. Additionally, taxes payable (within accrued liabilities ) was reduced $1,195 as well. Net earning per common share - basic is $0.59 before extraordinary item and net earnings per common share - diluted is $0.57 before extraordinary item.





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Home Products International, Inc.

                                       By:  /s/ James E. Winslow
                                          ------------------------------------
                                                  James E. Winslow
                                                  Executive Vice President and
                                                  Chief Financial Officer



Dated:  March 16, 1998